AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 16, 2004

REGISTRATION NO. 333-89204

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

QUICKSILVER RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	75-2756163
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 West Rosedale Street, Fort Worth, Texas 76104

(817) 665-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Glenn Darden

777 West Rosedale Street, Fort Worth, Texas 76104

(817) 665-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dean A. Tetirick

Cantey & Hanger, L.L.P.

2100 Burnett Plaza, 801 Cherry Street, Fort Worth, Texas 76102

(817) 877-2883

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ☐

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-89204, is being filed with the Securities and Exchange Commission for the sole purpose of de-registering the shares of preferred stock and common stock not sold under this Registration Statement. Shares offered for a total dollar amount of $106,037,500 have been sold under this Registration Statement to date. Quicksilver Resources Inc. hereby de-registers securities that might have been offered under this Registration Statement for a total dollar amount of $43,962,500.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, County of Tarrant, State of Texas, on July 16, 2004.

QUICKSILVER RESOURCES INC.

By:	/s/ Bill Lamkin
Bill Lamkin Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in their capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

* Thomas F. Darden	Chairman of the Board and Director	July 16, 2004

* Glenn Darden	President, Chief Executive Officer and Director	July 16, 2004

/s/ Bill Lamkin Bill Lamkin	Executive Vice President and Chief Financial Officer	July 16, 2004

* D. Wayne Blair	Vice President and Controller	July 16, 2004

* Steven M. Morris	Director	July 16,2004

* D. Randall Kent	Director	July 16,2004

* Anne Darden Self	Director	July 16, 2004

* W. Yandell Rogers, III	Director	July 16, 2004

* Mark Warner	Director	July 16, 2004

*By: /s/ Bill Lamkin Bill Lamkin	Attorney-In-Fact	July 16, 2004

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